As filed with the Securities and Exchange Commission on September 14, 2012
Registration No. 333-56400

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

H&R BLOCK, INC.
(Exact name of registrant as specified in its charter)

Missouri (State of Incorporation)	44-0607856 (I.R.S. Employer Identification No.)

One H&R Block Way
KANSAS CITY, MISSOURI 64105
 (Address of Principal Executive Offices)

H&R BLOCK RETIREMENT SAVINGS PLAN

 (Full Title of Plan)
Scott W. Andreasen, Esq.
Vice President and Corporate Secretary
H&R Block, Inc.
One H&R Block Way
Kansas City, Missouri 64105
816-854-3000
(Name, address, and telephone number of agent for service)

EXPLANATORY NOTE TO
POST-EFFECTIVE AMENDMENT NO. 1

This Registration Statement on Form S-8 (File No. 333-56400) for the H&R Block Retirement Savings Plan (the “Plan”), filed on March 1, 2001, registered 3,000,000 shares of Common Stock of H&R Block, Inc., a Missouri corporation (the “Registrant”). On August 1, 2001, the Registrant effected a 2-for-1 stock split of its Common Stock. The Registrant effected another 2-for-1 stock split of its Common Stock on August 22, 2005 (together, the “Stock Splits”). Pursuant to Rule 416(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant hereby amends this Registration Statement to reflect that, as a result of the Stock Splits, the number of shares of Common Stock registered for issuance under the Plan increased from 3,000,000 to 12,000,000. Such Registration Statement is further amended to reflect that, in accordance with Rule 416(a) of the Securities Act, the number of shares of Common Stock registered shall also cover such additional shares of Common Stock that become available under the Plan as a result of a stock split, stock dividend, recapitalization, or other similar transaction.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on September 13, 2012.

H&R BLOCK, INC.

By:   /s/ William C. Cobb
William C. Cobb
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Cobb and Gregory J. Macfarlane, or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ William C. Cobb William C. Cobb	President, Chief Executive Officer, and Director (principal executive officer)	September 13, 2012
/s/ Gregory J. Macfarlane Gregory J. Macfarlane	Chief Financial Officer (principal financial officer)	September 13, 2012
/s/ Jeffrey T. Brown Jeffrey T. Brown	Chief Accounting and Risk Officer (principal accounting officer)	September 13, 2012
/s/ Robert A. Gerard Robert A. Gerard	Director, Chairman of the Board	September 13, 2012
/s/ Paul J. Brown Paul J. Brown	Director	September 13, 2012
/s/ Marvin R. Ellison Marvin R. Ellison	Director	September 13, 2012
/s/ David B. Lewis David B. Lewis	Director	September 13, 2012
/s/ Victoria J. Reich Victoria J. Reich	Director	September 13, 2012
/s/ Bruce C. Rohde Bruce C. Rohde	Director	September 13, 2012
/s/ Tom D. Seip Tom D. Seip	Director	September 13, 2012
/s/ Christianna Wood Christianna Wood	Director	September 13, 2012
/s/ James F. Wright James F. Wright	Director	September 13, 2012